Exhibit 1.2

November 17, 2010

CONFIDENTIAL

Dr. Claire L. Kruger
Chief Executive Officer
Spherix Incorporated
6430 Rockledge Drive
Suite 503
Bethesda, MD 20817

Dear Dr. Kruger:

This letter hereby serves as an amendment to that engagement agreement dated November 6, 2009 as amended by that letter dated November 17, 2009 (as so amended, the “Engagement Agreement”), between Spherix Incorporated (the “Company”) and Rodman & Renshaw, LLC (“Rodman”). The Company agrees to resume the engagement of Rodman as the exclusive placement agent for the Company for the period of 60 days from December 1, 2010 on the same terms and provisions included in the Engagement Agreement except for the one amendment noted below. Capitalized terms used herein shall have the meanings ascribed to them in the Engagement Agreement.

The Engagement Agreement shall hereby be amended as follows:

Paragraph A2 “Warrants” — Pursuant to Paragraph A2, the Rodman Warrants shall not be exercisable for 6 months from the date of the Offering.

Notwithstanding any of the foregoing, all other provisions of the Engagement Agreement, and all rights and obligations thereunder between Rodman and the Company, shall remain the same as of the date of execution of the Engagement Agreement.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Rodman a copy of this Agreement.

Very truly yours,

RODMAN & RENSHAW, LLC

By:	/s/ John Borer
	Name:	John Borer
	Title:	Sr. Managing Director

Address for notice:
1251 Avenue of the Americas, 20th Floor
New York, NY, 10020
Fax: (646) 841-1640
Attention: General Counsel

Rodman & Renshaw, LLC • 1251 Avenue of the Americas, 20th Floor, New York, NY 10020

Tel: 212 356 0500 • Fax: 212 581 5690 • www.rodm.com • Member: FINRA, SIPC

Accepted and Agreed to as of
the date first written above:

SPHERIX INCORPORATED

By:	/s/ Claire L. Kruger
Name: Dr. Claire L. Kruger
Title: Chief Executive Officer

Address for notice:
6430 Rockledge Drive
Suite 503
Bethesda, MD 20817
Fax: (301) 897-2567
Attention: Dr. Claire L. Kruger